Exhibit 99.1

Bed Bath & Beyond Inc. Announces Cooperation Agreement with Ryan Cohen

Appoints Three New Independent Directors to the Board with Finance and Strategy Experience

Announces a Four-Member Committee of the Board Focused on Exploring Alternatives to Unlock Greater Value from buybuy BABY

UNION, N.J., – March 25, 2022 – Bed Bath & Beyond Inc. (Nasdaq: BBBY) (“Bed Bath & Beyond” or the “Company”) today announced that it has entered into a cooperation agreement with Ryan Cohen and RC Ventures LLC (together, “RC Ventures”), the beneficial owners of approximately 9.8% of the Company’s outstanding shares. As part of the agreement, three of RC Ventures’ director designees – Marjorie L. Bowen, Shelly C. Lombard, and Ben Rosenzweig – will immediately join Bed Bath & Beyond’s Board of Directors (the “Board”) as new Independent Directors, and they will also stand for election as part of the Company’s slate at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”). The Board will temporarily expand to 14 members before reverting to 11 members following the Annual Meeting. The three new directors collectively bring deep expertise in capital allocation, corporate governance, strategic planning, and transactions.

In conjunction with the cooperation agreement, Bed Bath & Beyond today announced that Ms. Bowen and Mr. Rosenzweig, will join a four-member Strategy Committee focused on exploring alternatives to unlock greater value from the Company’s buybuy BABY banner. Bed Bath & Beyond Independent Director Sue Gove, an accomplished retail executive and experienced public company director, will serve as Chair of the Strategy Committee, and Independent Director, Andrea Weiss, Founding Partner, the O Alliance, LLC, a retail, digital and brand strategy consulting practice, CEO of Retail Consulting, Inc. and an experienced public company director, will also serve on the Committee. The Strategy Committee has the ability to retain independent advisors to support the development of recommendations that it will ultimately make to the full Board.

Harriet Edelman, independent Chair of the Board, said: “We are pleased to have reached this constructive agreement with RC Ventures, which we believe to be in the best interest of all our shareholders. Over the past two years, our Board has transformed the Company’s governance, management team, compensation policies, and oversight of strategy and operations. Under this Board’s leadership, the Company has implemented consequential changes to our business, including the divestiture of multiple non-core assets and a significant increase in investments in structurally critical enablers of our business. The Board is highly committed to fundamentally reshaping Bed Bath & Beyond for our customers while driving growth and profitability across its banners. We look forward to benefitting from the contributions and perspectives of our new directors.”

Mark Tritton, Bed Bath & Beyond's President and CEO, added: “Our Company and Board have always been committed to evaluating all options to maximize long-term shareholder value, and we look forward to integrating our new directors’ ideas to drive our continued transformation. Our buybuy BABY business is a tremendous asset, and we are committed to unlocking its full value. As we move forward, our goals will continue to focus on delivering value for our shareholders, enhancing experiences for our customers, executing on the transformation throughout our business, and creating new and exciting opportunities for our dedicated employees across all our banners.”

Mr. Cohen concluded: “The resolution announced today represents a positive outcome for all of Bed Bath’s shareholders. By refreshing the Board with shareholder-designated individuals who possess capital markets acumen and transaction experience, the Company is well-positioned to review alternatives for buybuy BABY. I appreciate that management and the Board were willing to promptly embrace our ideas and look forward to supporting them in the year ahead.”

As a result of the agreement between RC Ventures and Bed Bath & Beyond, RC Ventures has agreed to abide by certain customary standstill provisions and will support the Board's full slate of directors at the 2022 Annual Meeting. The complete cooperation agreement will be filed with the U.S. Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K.

Cleary Gottlieb Steen & Hamilton LLP is serving as legal counsel to Bed Bath & Beyond and JP Morgan Securities LLC is serving as Bed Bath & Beyond's financial advisor.

Biographies for RC Ventures’ Designees

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Marjorie L. Bowen is an experienced public company director with extensive knowledge of corporate governance, capital markets strategies and strategic transactions. She has valuable experience in the consumer and retail sectors, having served as a director of companies such as Centric Brands, Genesco, Navient, Sequential Brands and Talbots.

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Shelly C. Lombard is an experienced public company director with expertise in capital allocation and structure strategies, corporate governance and strategic reviews. She has served as a director of INNOVATE, Alaska Communications Group and Spartacus Acquisition Corporation.

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Ben Rosenzweig is an experienced investor and public company director with expertise in capital allocation, corporate governance and mergers and acquisitions. In addition to serving on the boards of directors of several public companies, he is a Partner at Privet Fund Management and previously served as an investment banking analyst at Alvarez and Marsal.

About Bed Bath & Beyond
Bed Bath & Beyond Inc. and subsidiaries (the "Company") is an omnichannel retailer that makes it easy for our customers to feel at home. The Company sells a wide assortment of merchandise in the Home, Baby, Beauty and Wellness markets. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

Investors:
Susie A. Kim, ir@bedbath.com

Media:
Julie Strider, media@bedbath.com

Or

Jim Barron/Jared Levy
Sard Verbinnen & Co.
BBBY-SVC@sardverb.com

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 21 E of the Securities Exchange Act of 1934 including, but not limited to, the Company’s progress and anticipated progress towards its long-term objectives, as well as more generally the status of its future liquidity and financial condition and its outlook for the Company’s 2021 fourth quarter and its 2021 fiscal year. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, preliminary, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; risks associated with the COVID-19 pandemic and the governmental responses to it, including its impacts across the Company’s businesses on demand and operations, as well as on the operations of the Company’s suppliers and other business partners, and the effectiveness of the Company’s actions taken in response to these risks; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments, including the Company’s strategic restructuring program and store network optimization strategies; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise, logistical costs and other costs and expenses; potential supply chain disruption due to trade restrictions or otherwise, and other factors such as natural disasters, pandemics, including the COVID-19 pandemic, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; the ability to effectively and timely adjust the Company’s plans in the face of the rapidly changing retail and economic environment, including in response to the COVID-19 pandemic; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, including the COVID-19 pandemic, on the Company’s capital allocation strategy; risks associated with the ability to achieve a successful outcome for the Company’s business concepts and to otherwise achieve its business strategies; the impact of intangible asset and other impairments; disruptions to the Company’s information technology systems, including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; and foreign currency exchange rate fluctuations. Except as required by law, the Company does not undertake any obligation to update its forward-looking statements.